Exhibit 3.17

BYLAWS

OF

MP ASSETS CORPORATION

ARTICLE I

Business Offices

The corporation shall have such offices either within or outside the State of Delaware and within or outside the United States, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

Registered Offices and Registered Agents

Section 2.1.                                   Delaware.  The address of the initial registered office in the State of Delaware and the name of the initial registered agent of the corporation at such address are set forth in the Certificate of Incorporation.  The corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Secretary of State of the State of Delaware as is required by law.

Section 2.2.                                   Other States.  In the event the corporation desires to qualify to do business in one or more states other than Delaware, the corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the corporation elects to be qualified.

ARTICLE III

Meetings of Stockholders

Section 3.1.                                   Place of Meetings.  Meetings of the stockholders shall be held at the principal office of the corporation or any other place (within or outside the State of Delaware and within or outside the United States) designated in the notice of the meeting.

Section 3.2.                                   Annual Meeting.  A meeting of the stockholders shall be held annually at such time as the Board of Directors may determine, which shall be not more than 13 months after the date of the last annual meeting.  At the annual meeting the stockholders shall elect a Board of Directors and transact other proper business.

Section 3.3.                                   Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 3.4.                                   Special Meetings.  Special meetings of the stockholders shall be held when directed by the Chairman, President or the Board of Directors, or when requested in writing by the holders of not less than 50% of all the shares entitled to vote at the meeting.  The call for the meeting shall be issued by the Secretary, unless the Chairman, President, Board of Directors or stockholders requesting the meeting shall designate another person to do so.

Section 3.5.                                   Notice.

(a)                                  Written notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote in such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by first class mail, by or at the direction of the Chairman, President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

(b)                                 Notwithstanding the above paragraph, the corporation shall not be required to give notice of a stockholders’ meeting to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, have been mailed, addressed to such stockholder at his or her address as shown on the records of the corporation and have been returned undeliverable, and (ii) all (at least two) payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such stockholder at his or her address as shown on the records of the corporation and have been returned undeliverable.  Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given.  If any such stockholder delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such stockholder shall be reinstated.

Section 3.6.                                   Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, the corporation shall not be required to give any notice of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.  If, however, the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.5 above, to each stockholder of record on the new record date entitled to vote at such meeting.

Section 3.7.                                   Waiver of Notice.  Whenever notice is required to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in the written waiver of notice, or any waiver by electronic transmission.

Section 3.8.                                   Fixing Record Date.

(a)                                  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Laws of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.9.                                   Record of Stockholders Having Voting Rights.  The officer or agent having charge of the stock ledger book of the corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class and series, if any, of shares held by each stockholder.  For a period of ten days prior to such meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation or to vote in person or by proxy at any meeting of stockholders.

Section 3.10.                             Stockholder Quorum.

(a)                                  Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, 50% of the shares entitled to vote, in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.  When a specified item of business is required to be voted on by a class or series of stock, 50% of the shares of such class or series, in person or represented by proxy, shall constitute a quorum for the transaction of such item of business by that class or series.  If a quorum is present, the affirmative vote of 50% of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation or by these Bylaws.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes, provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.  Where a separate vote by class or series is required, the affirmative vote of a plurality of shares of such class or series represented at the meeting shall be the act of such class unless the vote of a greater number is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws.

(b)                                 After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.11.                             Voting of Shares.

(a)                                  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as may otherwise be provided in the General Corporation Law of the State of Delaware.

(b)                                 A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact.

Section 3.12.                             Proxies.

(a)                                  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or a stockholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

(b)                                 Every proxy must be signed by the stockholder or his or her attorney-in-fact.  No proxy shall be valid after three years from its date, unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy to the Secretary of the corporation in accordance with applicable law and bearing a later date .

(c)                                  If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting will have the following effect:

(i)                                     If only one votes, his or her act binds all;

(ii)                                  If more than one vote, the act of the majority so voting binds all;

(iii)                               If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

Section 3.13.                             Action by Stockholders Without a Meeting.  Any action required to be taken or that may be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no written consent shall be effective unless such consent (a) bears the date of signature by each stockholder signing such consent, and (b) is delivered to the corporation within 60 days of the date on which the earliest consent was delivered to the corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 3.14.                             Conduct of Meetings.  The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE IV

Directors

Section 4.1.                                   Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

Section 4.2.                               Qualification.  Directors need not be residents of Delaware or of the United States nor stockholders of the corporation.

Section 4.3.                                   Compensation.  The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation.

Section 4.4.                                   Number.  The corporation shall have not less than one and not more than ten directors.  The number of directors shall be fixed by the Board of Directors at any time, from time to time, in its discretion.

Section 4.5.                                   Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.6.                                   Election and Term.  At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

Section 4.7.                                   Resignation and Removal of Directors.  A director may resign at any time upon written request or electronic transmission to the corporation.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.  Furthermore, any director or the entire Board of Directors may be removed, with or without cause, as provided in the General Corporation Law of the State of Delaware.

Section 4.8.                                   Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors (though less than a quorum of the Board of Directors) or by a sole remaining director.  If there is more than one class or series of stock outstanding, vacancies of such classes or series may be filled by a majority of the directors elected by such class or series or by a sole remaining director.  A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 4.9.                                   Quorum and Voting.  A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.10.                             Executive and Other Committees.

(a)                                  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee from among its members and such other committees consisting of at least one director as determined by the Board of Directors from time to time.  Each committee, to the extent provided in such authorizing resolution, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, as limited by the laws of the State of Delaware.

(b)                                 The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.11.                             Place of Meetings.  Regular and special meetings of the Board of Directors may be held within or outside the State of Delaware and within or outside the United States.

Section 4.12.                             Time, Notice and Call of Meetings.

(a)                                  Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may fix.  No notice of regular directors’ meetings shall be required.

(b)                                 Special meetings of the Board of Directors shall be held at such times as called by the Chairman of the Board, the President of the corporation or any two directors, if the Board of

Directors consists of more than one director.  Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, cablegram or telefax at least two days before the meeting, or by notice mailed to each director at least five days before the meeting.

(c)                                  Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice, either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or conveyed, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d)                                 Members of the Board of Directors may participate in a meeting of such Board or of any committee designated by such Board by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participating by such means shall constitute presence in person at a meeting.

Section 4.13.                             Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or electronic transmission, and such writing or electronic transmission is filed with the minutes of the proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Such consent shall have the same effect as a unanimous vote.

Section 4.14.                             Director Conflicts of Interest.

(a)                                  No contract or other transaction between the corporation and one or more of its directors or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors of the corporation are directors or officers or are financially interested, shall be void or voidable solely because of such relationship or interest or solely because such director or directors are present at or participate in the meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction or solely because his or her or their votes are counted for such purpose, if:

(i)                                     The material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(ii)                                  The material facts as to their relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders; or

(iii)                               The contract or transaction is fair as to the corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE V

Officers

Section 5.1.                                   Officers.  The officers of the corporation shall consist of such officers, assistant officers and agents as are appointed by the Board of Directors from time to time.  Any two or more offices may be held by the same person, except the offices of President (or Chief Executive Officer) and Secretary.

Section 5.2.                                   Duties.  If appointed, the officers of the corporation shall have the following duties:

(a)                                  Chairman of the Board.  The Chairman of the Board, if one is appointed, shall preside at all meetings of the Board of Directors and stockholders and shall have such other duties and authority as may be conferred by the Board of Directors.

(b)                                 Vice Chairman.  The Vice Chairman, if one is appointed, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.  The Vice Chairman shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.  If more than one Vice Chairman is elected and the Chairman is absent or becomes disabled, the Board of Directors shall choose one Vice Chairman to perform the duties and exercise the powers of the Chairman.

(c)                                  President.  The President, if one is appointed, shall be the chief executive officer of the corporation and shall have general and active management of the business and affairs of the corporation, subject to the direction of the Board of Directors.

(d)                                 Vice President.  The Vice President, if one is appointed, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  He or she also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.  If more than one Vice President is elected, the Vice President so directed by the Board of Directors shall be authorized to perform the duties and exercise the powers of the President, and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.

(e)                                  Secretary and Assistant Secretary.  The Secretary, if one is appointed, shall keep accurate records of the acts and proceedings of all meetings of the stockholders and directors.  The Secretary shall give all notices required by law and by these Bylaws.  In addition, the Secretary shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it.  The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of the stockholders showing the name and address of each stockholder, and the number and class of the shares held by each.  The Secretary shall sign such instruments as may require his or her signature and, in general, shall perform all duties as may be assigned to him or her from time to time by the Chairman, the President or the Board of Directors.  The Assistant Secretary, if one is appointed, shall render assistance to the Secretary in all the responsibilities described above.

(f)                                    Treasurer and Assistant Treasurer.  The Treasurer, if one is appointed, shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and shall perform such other duties as may be prescribed by the Chairman, the President or the Board of Directors.  The Assistant Treasurer, if one is appointed, shall render assistance to the Treasurer in all of the responsibilities described above.

Section 5.3.                                   Election and Term.  The officers of the Corporation shall be appointed by the Board of Directors or appointed by an officer empowered by the Board to make such appointment.  Such appointment by the Board of Directors may be made at any regular or special meeting of the Board.  Each officer shall hold office for a period of one year or until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 5.4.                                   Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the corporation will be served thereby.

Section 5.5.                                   Vacancies.  Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 5.6.                                   Compensation.  The compensation of all officers of the corporation shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board of Directors.  The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation.

ARTICLE VI

Stock Certificates

Section 6.1.                                   Authorized Issuance.  The corporation may issue the shares of stock authorized by its Certificate of Incorporation and none other.  Shares may be issued only pursuant to a resolution adopted by the Board of Directors.

Section 6.2.                                   Issuance.  Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which such stockholder is entitled.  No certificate shall be issued for any share until such share is fully paid.

Section 6.3.                                   Signatures.  Certificates representing shares in the corporation shall be signed by or in the name of the corporation in accordance with the General Corporation Laws of the State of Delaware and may be sealed with the seal of the corporation or a facsimile thereof.  Any or all the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.4.                                   Form.  Each certificate representing shares shall state upon the face thereof:  (a) the name of the corporation, (b) that the corporation is organized under the laws of Delaware, (c) the name of the person or persons to whom it is issued, (d) the number and class of shares, and the designation of the series, if any, which such certificate represents, and (e) the par value of each share represented by such certificate, or a statement that the shares are without par value.  Each certificate shall otherwise comply, in all respects, with the requirements of law.

Section 6.5.                                   Transfer of Stock.  The name of each person owning a share of the capital stock of the corporation shall be entered on the books of the corporation together with the number of shares held by him or her, and, if such shares are certificated, the numbers of the certificates covering such shares and the dates of issue of such certificates.  The shares of stock of the corporation shall be transferable on the books of the corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, if such shares are certificated, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. A record shall be made of each transfer.

Section 6.6.                                   Lost, Stolen or Destroyed Certificates.  The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken, (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim,

(c) gives bond, if required by the corporation, in such form as the corporation may direct, to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or wrongful taking of a certificate or the issuance of such new certificate, and (d) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE VII

Books and Records

Section 7.1.                                   Books and Records.

(a)                                  The corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

(b)                                 The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

(c)                                  Any books, records and minutes may be in written form or in any other form capable of being converted into clearly legible written form within a reasonable time.

Section 7.2.                                   Stockholders’ Inspection Rights.  Any person who is a holder of record of shares or of voting trust certificates therefor, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any time during the corporation’s usual hours for business, for any proper purpose as determined under the General Corporation Law of the State of Delaware, the corporation’s stock ledger, a list of stockholders and its other books and records and to make copies or extracts therefrom.

ARTICLE VIII

Dividends

The Board of Directors of the corporation may, from time to time, declare and the corporation may pay dividends as permitted by law on its shares in cash, property or its own shares; provided, however, that dividends may only be paid (a) out of the corporation’s surplus or (b) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

ARTICLE IX

Corporate Seal

The Board of Directors shall provide a corporate seal that shall have the name of the corporation inscribed thereon, and may be a facsimile, engraved, printed or an impression seal.

 ARTICLE X

Amendment

These Bylaws may be altered, amended or repealed by the Board of Directors and new Bylaws may be adopted by the Board of Directors.

ARTICLE XI

Limits on Liability of Directors

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XII

Indemnification of Officers and Directors

Section 12.1.                             Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law as long as such person acted in good faith and in a manner that such person reasonably believed to be in or not be opposed to the best interests of the corporation; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 12.2.                             Contract Rights.  The provisions of this Article shall be a contract between the corporation and each director or officer to which this Article applies.  No repeal or modification of these Bylaws shall invalidate or detract from any right or obligations with respect to any state of facts existing prior to the time of such repeal or modification.

Section 12.3.                             Rights Non-Exclusive.  The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 12.4.                             Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of applicable law.

Section 12.5.                             Definitions.  For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, and references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

Section 12.6.                             Continued Coverage.  The indemnification provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE XIII

General Provisions

Section 13.1.                             Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 13.2.                             Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 13.3.                             Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 13.4.                             Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

Section 13.5.                             Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 13.6.                             Counterpart Execution; Facsimile Execution.  Any document requiring the signature of the directors and/or stockholders may be executed in any number of counterparts with the same effect as if all of the required signatories had signed the same document.  Such executions may be transmitted to the corporation and/or the other directors and/or stockholders by facsimile and such facsimile execution shall have the full force and effect of an original signature.  All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.